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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Broadcom Corporation pertaining to the Broadcom Corporation 1998 Stock Incentive Plan, BlueSteel Networks, Inc. 1999 Stock Incentive Plan, BlueSteel Networks, Inc. 1999 Non-Employee Stock Plan, Digital Furnace Corporation Amended and Restated Stock Incentive Plan, Stellar Semiconductor, Inc. 1999 Equity Incentive Plan and Stellar Semiconductor, Inc. 1997 Stock Option/Stock Issuance Plan, of our report dated January 26, 1999 (except for Notes 2 and 9 as to which the date is August 31, 1999), with respect to the consolidated financial statements and schedule of Broadcom Corporation included in its Current Report on Form 8-K/A dated November 24, 1999, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP


Orange County, California
March 22, 2000